Exhibit 4.25

WAIVER TO THE

RELATIONSHIP AND LICENSE AGREEMENT

This WAIVER TO THE RELATIONSHIP AND LICENSE AGREEMENT (this “Waiver”), dated as of May 1, 2025 (the “Waiver Effective Date”), is entered by Codere Online Luxembourg, S.A. (“Holdco”), Servicios de Juego Online, S.A.U. (the “Company”, together with Holdco, “Codere Online”) and Codere Newco, S.A.U. (“Parent”).

RECITALS

WHEREAS, the Company and Parent entered into a certain Relationship and License Agreement, dated as of June 21, 2021 (as amended, supplemented or otherwise modified prior to the Waiver Effective Date, the “Agreement”);

WHEREAS, pursuant to Section 12.1 (Amendment, Waiver) of the Agreement, the provisions of the Agreement may be amended or waived with the signed, written agreement of Company and Parent;

WHEREAS, Holdco is the sole shareholder of Company and, pursuant to the procedural rules and corporate governance guidelines of Holdco’s board of directors, Holdco’s board of directors needs to approve any material amendments to the Agreement;

WHEREAS, Parent has requested that Holdco and the Company waive the prohibition included in Section 5.1 (Other Activities) of the Agreement restricting Parent from carrying out a Restricted Activity (including, for the avoidance of doubt, the license, sublicense, sale or transfer/granting of rights with respect to the Licensed Marks to any Person (other than the Company Group) operating the Online Gaming Business) within the Territory, exclusively with respect to Italy (the “Italian Restriction”); and

WHEREAS, the Company is willing to agree to the request to waive the Italian Restriction on the terms and subject to the conditions contained in this Waiver.

NOW THEREFORE, in consideration of the mutual covenants set forth in this Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

SECTION 1. Capitalized Terms Capitalized terms used and not otherwise defined herein shall for all purposes of this Waiver, including the preceding recitals, have the respective meanings specified therefor in the Agreement.

SECTION 2. Waiver Pursuant to the Agreement. On the Waiver Effective Date, the Company hereby waives pursuant to Section 12.1 (Amendment, Waiver) of the Agreement, and Holdco accepts the waiver of, the Italian Restriction. For the avoidance of doubt, the waiver contained herein is limited as written and no Restricted Activity other than the Italian Restriction shall be waived in accordance with this Section 2.

SECTION 3. Conditions to Effectiveness of this Waiver. This Waiver shall become effective on the Waiver Effective Date when the following conditions have been satisfied in the sole discretion of Holdco and Company:

(a)	Holdco’s board of directors formally approves the waiver of the Italian Restriction;

(b)	this Waiver is duly executed and delivered by the parties hereto; and

(c)	no material breach of the Agreement shall have occurred and be continuing or would result from the execution, delivery or performance of this Waiver.

SECTION 4. Conditions Subsequent. This Waiver will continue to be in effect provided that Parent, or any company within Parent Group (i) starts operating an Online Gaming Business pursuant to an Italian online gaming license held by a vehicle directly or indirectly controlled by Parent (the “Italian Online Operation”) within one year from the Effective Date, and (ii) continues operating the Italian Online Operation, without interruption, pursuant to an Italian online gaming license. For the purposes of this Section, “control” shall have the meaning ascribed to it in section 42 of the Spanish Commercial Code (Real Decreto de 22 de Agosto de 1885, del Código de Comercio). For the avoidance of doubt, if conditions (i) and (ii) are not satisfied, this Waiver shall cease to be in effect and Parent shall be subject to the Italian Restriction.

SECTION 5. Indemnity Parent agrees to indemnify and hold harmless Company, Holdco, its successors and assigns, and any of its affiliates and subsidiaries from time to time (“Codere Online), and any of their respective directors, officers, agents, members, partners, stockholders and employees and other representatives of any Codere Online company (each, a “Codere Online Indemnified Party”), on demand, and on an after-tax basis without any withholding or deduction, from and against any claims, liabilities, losses, damages, costs or expenses (including reasonable legal expenses and attorney’s fees) (“Loss”) incurred by any Codere Online Indemnified Party arising from or in connection with this Waiver, including but not limited to (i) any fine, sanction, penalty or fee imposed by and payable to any regulatory authority, in any jurisdiction, and or (ii) any claims brought by any third party, arising from or in connection with (a) this Waiver, and/or (b) the use of the Licensed Marks by Parent and/or its affiliates with respect to the Online Gaming Business in Italy, and/or (c) the operation by Parent and/or its affiliates of the Online Gaming Business in Italy; provided that no Codere Online Indemnified Party shall be so indemnified with respect to any Loss that is finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction, or pursuant to a settlement agreement agreed to by such Codere Online Indemnified Party, to have resulted from such Codere Online Indemnified Party’s bad faith, fraud, willful misconduct or gross negligence or, in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

SECTION 6. Effect of this Waiver Except as expressly stated herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the parties under the Agreement, and shall not alter, modify, amend or in any other way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall remain and continue in force and effect in accordance with their terms, and shall constitute and remain as the legal, valid, binding, and enforceable obligations of the parties. Nothing herein shall be deemed to entitle the Parent to any future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement in similar or different circumstances.

SECTION 7. Governing Law; Choice of Court. This Waiver and any claim, controversy, dispute or cause of action (including non-contractual disputes or claims) based upon, arising out of or relating to this waiver, including the validity, interpretation, construction, breach, enforcement or termination hereof and the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal laws of the Kingdom of Spain (Derecho español común) and will be subject to the exclusive jurisdiction of the Courts of the City of Madrid.

SECTION 8. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Waiver in such jurisdiction or such provision in any other jurisdiction.

SECTION 9. Counterparts. This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Waiver by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Waiver by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 10. Electronic Signatures. Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this Waiver, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Waiver to be duly executed and delivered as of the date first above written.

In acceptance of the waiver of the Italian Restriction pursuant to Section 2 of this Waiver:

CODERE ONLINE LUXEMBOURG, S.A., as Holdco

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Waiver of the Relationship and License Agreement]

SERVICIOS DE JUEGO ONLINE, S.A.U. as Company

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Waiver of the Relationship and License Agreement]

Codere Newco, S.A.U. as Parent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Waiver of the Relationship and License Agreement]